Exhibit 23.1

                         Consent of Independent Auditors

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" and to the use of our reports dated August 23, 1996, except paragraph 1 of Note 6 for which the date is August 29, 1996, for Life Critical Care Corporation, and June 28, 1996 for Blue Water Medical Supply, Inc. and Blue Water Industrial Products, Inc., Great Lakes Home Medical, Inc., and ABC Medical Supply, Inc., in the Registration Statement (Form SB-2) and related Prospectus of Life Critical Care Corporation, for the registration of 2,000,000 shares of its common stock.

                                           ERNST & YOUNG LLP

Chicago, Illinois
February 3, 1997